Exhibit 99.1

FOR IMMEDIATE RELEASE

E*TRADE FINANCIAL Media Relations Contact

Pam Erickson
617-296-6080
pam.erickson@etrade.com

E*TRADE FINANCIAL Investor Relations Contact

Brett Goodman
646-521-4406
brett.goodman@etrade.com

E*TRADE FINANCIAL ANNOUNCES PROGRESS OF DEBT EXCHANGE OFFER EARLY TENDER PERIOD AND CONSENT SOLICITATION

Results through 5:00 p.m. EDT;
Early Tender Period remains open through midnight EDT

New York, NY, July 1, 2009 – E*TRADE FINANCIAL Corporation (NASDAQ: ETFC) announced today the progress of its previously announced debt exchange offer (the “Exchange Offer”) to exchange more than $1 billion of newly-issued zero coupon Convertible Debentures due 2019 (the “Debentures”) for all of its 8% Senior Notes due 2011 (the “2011 Notes”) and a portion of its 12.5% Springing Lien Notes due 2017 (the “2017 Notes”, and together with the 2011 Notes, the “Notes”).  Assuming the Exchange Offer is completed, the Debentures issued in exchange for any Notes tendered during the period ending at midnight, New York City time, on July 1, 2009 (the “Early Tender Period”), will be Class A Debentures and have a conversion price of $1.0340 per share.  In connection with the Exchange Offer, the Company is also soliciting consents (the “Consents”) to amendments and waivers of certain provisions of the indentures governing the Notes during the Early Tender Period, unless extended.

As of 5:00 p.m., New York City time, July 1, 2009, approximately $428,206,000 of 2011 Notes and approximately $1,102,779,248 of 2017 Notes had been validly tendered, including $230,245,000 of 2011 Notes and $700,000,000 of 2017 Notes tendered by affiliates of Citadel Investment Group L.L.C. (“Citadel”).  Because the aggregate principal amount of 2017 Notes tendered by holders other than Citadel exceeds $310,000,000, acceptance of the 2017 Notes tendered by such holders for exchange will be pro-rated as described in the Offering Memorandum related to the Exchange Offer dated June 22, 2009 (the “Offering Memorandum”).

Approval of the amendments and waivers to the indentures governing the 2011 Notes and the 2017 Notes requires, with respect to each series, Consents from holders of an absolute majority of the outstanding Notes, as well as Consents from holders of a majority of the Notes not held by Citadel (the “Majority of the Minority Consent”).  Pursuant to the terms of the Exchange Offer, holders tendering Notes for exchange are deemed to have delivered Consents with respect to such Notes and holders other than Citadel can deliver a Consent without tendering the related Notes in exchange for a consent fee of $5.00 per every $1,000 principal amount of Notes to which such Consent relates (the “Consent Fee”).  Citadel has agreed to deliver sufficient Consents, prior to midnight, New York City time, on July 1, 2009, such that Consents with respect to an absolute majority of each series of Notes will be obtained and has waived the Consent Fee with respect to such Notes.  In addition, based on the results disclosed above, the Majority of the Minority Consent has been obtained with respect to both the 2011 Notes and the 2017 Notes.

The foregoing results represent the Company’s preliminary calculations of Notes tendered and Consents delivered, and are subject to change.

The Early Tender Period remains open until midnight, New York City time, on July 1, 2009, for additional tenders of Notes for exchange and deemed consent.  The deadline for delivering Consents without tendering the related Notes to receive the Consent Fee and for withdrawing Notes and Consents previously tendered expired at 5:00 p.m., New York City time, on July 1, 2009.

The complete terms and conditions of the Exchange Offer are set forth in the Offering Memorandum, and the related letter of transmittal and consent sent to holders of the Notes. Completion of the Exchange Offer is conditioned upon, among other things, shareholder approval at a Special Meeting of Shareholders expected to occur in mid-August 2009.  In addition to approval by shareholders, the extent of Citadel’s participation in the Exchange Offer is subject to approval from E*TRADE’s primary federal banking regulator, the Office of Thrift Supervision (the “OTS”).

About E*TRADE FINANCIAL
The E*TRADE FINANCIAL family of companies provides financial services including trading, investing and related banking products and services to retail investors.  Securities products and services are offered by E*TRADE Securities LLC (Member FINRA/SIPC).  Bank products and services are offered by E*TRADE Bank, a Federal savings bank, Member FDIC, or its subsidiaries.

# # #

Important Notices

E*TRADE FINANCIAL, E*TRADE and the E*TRADE logo are trademarks or registered trademarks of E*TRADE FINANCIAL Corporation.

Forward-Looking Statements. The statements contained in this news release that are forward looking are based on current expectations that are subject to a number of uncertainties and risks, and actual results may differ materially.  Such statements include those relating to the ability of the Company to complete the Exchange Offer.  The uncertainties and risks include, but are not limited to, potential negative regulatory consequences resulting from actions by the OTS or other regulators, potential failure to obtain regulatory and shareholder approval for the Exchange Offer and related matters. Additional uncertainties and risks affecting the business, financial condition, results of operations and prospects of the Company include, but are not limited to, potential changes in market activity, anticipated changes in the rate of new customer acquisition, the conversion of new visitors to the site to customers, the activity of customers and assets held at the institution, seasonality, macro trends of the economy in general and the residential real estate market, instability in the consumer credit markets and credit trends, rising mortgage interest rates, tighter mortgage lending guidelines across the industry, increased mortgage loan delinquency and default rates, portfolio growth, portfolio seasoning and resolution through collections, sales or charge-offs, the development and enhancement of products and services, competitive pressures (including price competition), system failures, economic and political conditions, including changes to the U.S. Treasury’s Troubled Asset Relief Program, changes in consumer behavior and the introduction of competing products having technological and/or other advantages.  Further information about these risks and uncertainties can be found in the “Risk Factors” section of our prospectus supplement dated June 18, 2009, and in the information included or incorporated in the annual, quarterly and current reports on Form 10-K, Form 10-Q and Form 8-K previously filed by E*TRADE FINANCIAL Corporation with the SEC (including information under the caption ”Risk Factors”).  Any forward-looking statement included in this release speaks only as of the date of this communication; the Company disclaims any obligation to update any information.

Proxy Statement. In connection with the Special Meeting of Shareholders, E*TRADE FINANCIAL Corporation filed a preliminary proxy statement with the Securities and Exchange Commission (the “SEC”) and expects to file and mail a definitive proxy statement to shareholders as soon as practicable.  Shareholders are advised to read the definitive proxy statement because it will contain important information about the proposals to be presented and voted upon.  Shareholders may also obtain a copy of the definitive proxy statement and any other relevant documents filed by E*TRADE FINANCIAL Corporation for free at the SEC web site at www.sec.gov.  The definitive proxy statement and other documents also may be obtained for free from E*TRADE FINANCIAL Corporation, Attn: Corporate Secretary, 135 East 57th Street, New York, New York, 10022.

E*TRADE FINANCIAL Corporation and its directors, executive officers and other members of management and employees may be deemed participants in the solicitation of proxies and voting instructions for the 2009 Special Meeting of Shareholders.  Information concerning the interests of these persons, if any, in the matters to be voted upon is set forth in the proxy statement.

© 2009 E*TRADE FINANCIAL Corporation. All rights reserved.